EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-11 of our report dated January 14, 2009, relating to the balance sheet of Hines Global REIT, Inc. appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/  Deloitte & Touche LLP

Houston, Texas
January 14, 2009